["****" indicates material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.]

                                                                   EXHIBIT 10.11

                          FIRST AMENDED AND RESTATED
                        AGREEMENT FOR CUSTOM PROCESSING


        THIS FIRST AMENDED AND RESTATED AGREEMENT, entered into as of this 24th day of January, 1996, between Bayer Corporation, formerly known as Miles, Inc. ("Bayer"), with offices at 400 Morgan Lane, West Haven, Connecticut 06516, and Melville Biologics, Inc. ("Melville"), a Delaware Corporation with offices at 155 Duryea Road, Melville, New York 11747.

                               R E C I T A L S:

        Bayer (then known and referred to as Miles) and Melville entered into that certain Agreement for Custom Processing, dated February 7, 1995 ("Original Agreement"), and now desire to amend and restate such Original Agreement in its entirety (effective retroactively as of February 7, 1995) as follows:

        Bayer desires to procure, and Melville desires to provide, for a period of at least four (4) years, the processing and fractionation of ******** liters of Bayer Input Per year into Intermediates and Albumin [Human] Bulk.

        The Original Agreement became effective on February 7, 1995 and this Agreement, commencing on the date set forth above, will be effective retroactively as of February 7, 1995, and processing and fractionation hereunder are expected to start as soon as possible in 1995, after the successful completion of the fractionation facility renovation, qualification, validation, processing of Conformance Lots and submission of appropriate documentation to the FDA.

        As the timely availability of the fractionation capacity is critical to the success of this Agreement, a joint Bayer/Melville regulatory, engineering, production and Quality Assurance task force will review the proposed Melville facility changes and regulatory requirements necessary to be made and satisfied in order to commence fractionation for Bayer and will agree to a regulatory strategy to meet the fastest practicable timeline for the commencement of routine fractionation at Melville. Both parties met and reviewed their preliminary strategy with the FDA on September 29, 1994, and received input from the FDA suggesting that the current timeline for the commencement of routine fractionation in 1995 is reasonable. If the impact of future FDA action is such that the Start-Up Period cannot begin by January 1, 1996, then Bayer, at its option, may negotiate with Melville to amend this Agreement appropriately. In no event will a delay in the beginning of the Start-Up Period beyond July 1, 1996 be acceptable to Bayer.

        Under separate agreements, executed concurrently with the execution of the Original Agreement, Melville has obtained a $10,000,000 credit facility from PNC Bank, N.A., and Bayer has executed a Guarantee Agreement in favor of PNC Bank, N.A. (the documents relating thereto, including without limitation the Reimbursement Agreement and the Mortgage referred to below, are hereinafter identified as the "Loan Documents").

        Bayer and Melville have entered into a Reimbursement and Security Agreement of even date with the Original Agreement (the "Reimbursement Agreement") pursuant to which Melville has agreed to reimburse Bayer for any amount paid or incurred by Bayer under its guaranty, which obligations are secured by security interests granted in the Reimbursement Agreement and by a mortgage of even date with the Original Agreement (the "Mortgage").

        Melville has leased to Bayer the building, land, certain equipment and fixtures located at 155 Duryea Road, Melville, New York 11747 (other than the area thereof to be used for MBI General Operations, as defined in the Reimbursement Agreement) under a Lease Agreement of even date with the Original Agreement (the "Lease"), and Bayer has subleased such leased premises to Melville under a Sublease Agreement of even date with the Original Agreement (the "Sublease"), which Sublease terminates in the event of a Bayer Takeover (as defined in Section 12.2 hereof).

        NOW, THEREFORE, it is hereby agreed as follows:

                                   SECTION 1

                                 GENERAL TERMS

1.1     Definitions

A. "Accepted Material" means Bayer Input duly received and accepted by Melville as being in accordance with the requirements of this Agreement.

B. "Albumin [Human] Bulk" is a liquid sterile bulk form of albumin produced by Melville utilizing Melville's Ultra filtration (UF) process from the Bayer Input. Albumin [Human] Bulk shall meet the release specifications to be developed by Bayer and Melville and incorporated herein as Schedule E.

C. "Base Yields" means the yields, expressed as yields of recoverable paste of Intermediates and of recoverable grams of protein of Albumin [Human] Bulk, each per liter processed, as specified as to such products in the table set forth in Section 4.1.

D. "cGMP's" or "current Good Manufacturing Practices" means the FDA's regulations and related guidance covering the methods, facilities and controls used in manufacturing, processing, packing and storing drugs, as applicable to Intermediates and Albumin [Human] Bulk.

E. "Conformance Lots" means production lots of Intermediates of Albumin [Human] Bulk produced prior to the Start-Up Period for the purpose of establishing that their manufacture is in conformance with release specifications provided by Bayer and agreed to by Melville.

        Conformance Lots will be provided to Bayer for further manufacture into finished product, and, as appropriate, to the FDA.

F. "Cryoprecipitate" means the resultant centrifugate derived at Step 1 of Melville's FDA licensed fractionation process by cold precipitation of the Bayer Plasma (Bayer Input) and released in conformance with the Bayer' Cryoprecipitate specifications incorporated herein as Schedule A.

G. "FDA" means the United States Food and Drug Administration, and particularly includes its Center for Biologics Evaluation and Research, which has comprehensive regulatory authority over the production and marketing of the plasma-derived products which are the subject of this Agreement.

H. "Fraction II + III" and "Fraction II + IIIw" mean the pastes rich in IgG (Immune Globulins) derived from either Melville's existing FDA licensed fractionation process or future processes to be submitted by Melville to the FDA with specific changes as requested by Bayer and released in conformance with Bayer's Fraction II + III and Fraction II + IIIw paste specifications incorporated herein as Schedules B-1 and B-2.

I. "Fraction IV-1" and "Fraction IV-4" mean the pastes from either Melville's existing FDA licensed fractionation process or future processes to be submitted by Melville to the FDA with specific changes as requested by Bayer and released in conformance with Bayer's Fraction IV-1 paste specification incorporated herein as Schedule C.

J. "Fraction V" means the paste rich in Albumin derived from Melville's existing FDA licensed fractionation process and released in conformance with Bayer's Fraction V paste specification incorporated herein as Schedule D-1.

K. "Intermediates" means the Fraction II + III Paste, Fraction II + IIIw Paste, Fraction IV-1 Paste, Fraction IV-4 Paste, Fraction V Paste, Purified Fraction V Paste and Cryoprecipitate processed by Melville from the Bayer Input. Intermediates shall meet the release specifications provided by Bayer and set forth in Schedules A through E.

L. "Bayer Input" means plasma supplied by Bayer to Melville that has been produced, tested, packaged, labeled, stored and shipped in accordance with Bayer requirements and FDA regulations (21 CFR ss.ss. 640.60 et seq), and all other applicable guidelines, directives and bulletins, including industry standards.

M. "Project" means the engineering, construction, implementation and validation activities associated with the project identified in Exhibit A and which exhibit will be supplemented and modified as formal engineering phases are completed.

N. "Purified Fraction V" means "Albumin Paste" derived by precipitating Fraction V as specified in Melville's FDA-licensed fractionation process and released in conformance with Bayer's Purified Fraction V specification incorporated herein as Schedule D-2.

O. "SOP's" means Melville's standard operating procedures for processing and fractionation operations hereunder, as approved by Bayer and as the same may be amended from time-to-time with the approval of Bayer.

P. "Start-Up Period" means the ninety (90) day period commencing with the first day of routine processing of Intermediates, after Melville's successful completion of processing of Conformance Lots.

Q. "Year" means for purposes of scheduling and determination of Processing Fees, a period of twelve (12) consecutive months. The first such year will begin with the first day of the Start-Up Period, which must be no later than July 1, 1996, and, for subsequent years, upon the anniversary of such day.

1.2     Term

The term during which Bayer shall supply Bayer Input to Melville, and Melville shall conduct processing and fractionation operations hereunder (the "Term"), shall (a) commence on (i) the date on which the Start-Up Period has been initiated, or (ii) July 1, 1996, whichever is earlier, and (b) terminate on (i) if the Start-Up Period has been initiated before December 31, 1995, on December 31, 1999, or (ii) if the Start-Up Period has been initiated after December 31, 1995, on the fourth anniversary of the date of commencement of the Start-Up Period, or June 30, 2000, whichever is earlier (the "Initial Term"); provided, however, that the Term shall be automatically extended for one (1) additional year (the "First Renewal Period") upon the same terms and conditions (except for the processing fee which shall be adjusted for inflation as provided in Paragraph 4.3(d) of this Agreement), unless Bayer gives Melville written notice of cancellation of the First Renewal Period, such notice to be given no later than July 1, 1998. In addition, if the Term is extended to include the First Renewal Period, the Term shall be extended beyond the First Renewal Period for up to one (1) additional year (the "Second Renewal Period") upon the same terms and conditions (except for the processing fee which shall be adjusted for inflation as provided in Paragraph 4.3(d) of this Agreement), unless Bayer gives Melville written notice that the Term will not be extended, such notice to be given no later than July 1, 1999. With respect to the July 1, 1998, and July 1, 1999, notification dates provided for in this Section 1.2, Bayer will use its best efforts to provide as much additional advance notice as possible.

                                   SECTION 2

                     EVALUATION PERIOD AND START UP PERIOD

2.1     FDA Approval of Bayer Use of Intermediates and Albumin [Human] Bulk

Bayer acknowledges that the start-up and shipment of Intermediates and Albumin [Human] Bulk to Bayer from Melville's facility in Melville, New York in interstate commerce may require both entities to obtain appropriate FDA approvals; and if so, Intermediates and Albumin [Human] Bulk produced for Bayer prior to the receipt of such FDA approvals will be shipped to Bayer or, if Bayer so directs, will be quarantined by Melville at Bayer's expense until such time as such FDA approvals are obtained. Furthermore, Bayer will pay Melville for Intermediates and Albumin [Human] Bulk, so quarantined, as if released and tendered for shipment to Bayer in accordance with Section 6.3 of this Agreement.

2.2     Project Management

Bayer shall make available to Melville a project engineer to assist Melville management in the successful completion of the Project. The project engineer shall devote up to one-third of his/her full-time regular hours in providing advice and assistance, including review and analysis of the site for required structural and equipment modifications necessary to accommodate the activities of Melville in fulfillment of its processing and fractionation activities hereunder. When reasonably required, Bayer shall extend the services of the project engineer through the procurement and installation periods. All routine direct costs of the project engineer shall be absorbed by Bayer.

2.3     Technical Assistance

In order to assist Melville management, if reasonably requested by Melville in writing, Bayer will provide technical expertise to help achieve and maintain targeted product yields and improve overall operating efficiencies. In addition, Bayer will provide training at its Clayton, North Carolina fractionation plant for Melville production and other appropriate personnel, to expedite their training in Bayer's current fractionation procedures and policies. All personnel and travel costs for such personnel shall be absorbed by Melville.

Bayer may, at its option, install Bayer's production and other appropriate personnel at the Melville site to represent Bayer's interests and support the fractionation operation. These individuals will be Bayer's employees and Bayer will pay all their salary and expenses.

2.4 Bayer has disclosed to Melville (subject to the confidentiality provisions of Section 10) Bayer's currently licensed process for producing (a) Fraction II + IIIw and (b) Purified Fraction V. Melville shall incorporate the details in an appropriate submission to the FDA as an optional production procedure to be used for the supplying of Intermediates to Bayer. Melville and Bayer, through their respective regulatory and Quality Assurance representatives, shall closely cooperate in formulating the proposed procedure and expediting the requisite submissions and approvals.

                                   SECTION 3

                             CUSTOM FRACTIONATION

["****" indicates material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.]

3.1 Once fractionation facility renovation, validation and qualification have been completed, Bayer will supply to Melville sufficient Bayer Input for the processing of Conformance Lots to meet both Melville's and Bayer's regulatory requirements. Bayer will pay Melville the Base Processing Fee for the Bayer Input processed as Conformance Lots, as payment for Melville's performance hereunder and in satisfaction of Bayer's rental obligations under the Lease.

3.2 Once processing of Conformance Lots has been completed, during the Term Bayer shall deliver to Melville sufficient Bayer Input to permit processing at a rate of one lot (consisting of five production batches), approximating ******** liters, per week for ******** aggregating approximately ******** liters per year ("the Production Plan Rate"). During the First Renewal Period and the Second Renewal Period, if applicable, the Production Plan Rate may be established by Bayer, in its sole discretion, at any quantity between ******** and ******** liters per year. In the event Bayer elects to reduce the Production Plan Rate below ******** liters per year during either the First or Second Renewal Periods; (a) the weekly Bayer Input shall be adjusted proportionally, and (b) Bayer shall notify Melville of its intention to so reduce the Production Plan Rate at least six months prior to the beginning of the affected Renewal Period. Melville shall process the Bayer Input into the following products, as directed by Bayer: Cryoprecipitate, Fraction II + III or Fraction II + IIIw, Fraction IV-1, Fraction IV-4, and Fraction V or Purified Fraction V or Albumin [Human] Bulk, all in accordance with Melville's then-current FDA approved product licenses, and all other applicable regulations, guidelines and current directives.

3.3 Except as expressly provided in Sections 2.1 and 2.4, Melville does not contemplate making any further material changes to its filings with the FDA as to its product licenses, processes or facility with respect to the processing of Intermediates or Albumin [Human] Bulk using Bayer Input. Melville shall notify Bayer prior to instituting any process changes or license amendments with respect to the processing of Bayer Input into Intermediates or Albumin [Human] Bulk.

3.4 During the Term, Bayer and Melville shall hold quarterly meetings to review the performance of their respective obligations under this Agreement.

3.5 Melville shall complete and tender for delivery the Intermediates and Albumin [Human] Bulk produced from each lot within the following time frames:

        Intermediates                         ****************
        Albumin [Human] Bulk                  ****************

3.6 Any unforeseen development arising in processing which may cause a delay in delivery, including without limitation any proceedings relating to revocation or suspension of Melville's FDA licenses, will be promptly communicated to Bayer, and Bayer shall consult with Melville toward a resolution of the problem acceptable to both parties, including, without limitation, the extension of delivery times for the lots in question. With the exception of delays covered by the provisions of Sections 3.7 or 13, Bayer will charge Melville for each day's delay in delivery an amount equal to the dollar value of the work-in-process
(WIP) inventory subject to such delay multiplied by the then current prime or base rate, as announced by Citibank, N.A., plus 2% and divided by 365. Such charge will be deducted from amounts otherwise due to Melville from Bayer.

3.7 Melville shall endeavor to give Bayer advance notice as to when shortages of inventories of Bayer Input threaten to curtail production below the weekly level of capacity utilization provided for by the Production Plan Rate defined in Section 3.2, or as the Production Plan Rate may be subsequently modified by mutual agreement.

3.8 Bayer shall ship the Bayer Input, packaged and documented in accordance with the shipment procedures specified in Schedule F and otherwise in conformance with applicable FDA requirements for plasma.

3.9 Following receipt of each shipment of Bayer Input, Melville shall inspect, or otherwise ascertain, its conformity with the requirements of the FDA and of the relevant Melville SOP's. Prior to release for processing hereunder, each unit of Bayer Input shall have been visually examined and verified against accompanying documentation (i.e., "100% inspected"). Melville shall have the right to reject any units which do not meet its SOP's or FDA standards or which are otherwise damaged, possibly contaminated, improperly packaged, labeled or stored, which are the subject of a lookback, or which are not properly documented. Melville must notify Bayer by facsimile of any such rejected units within 24 hours of inspection. All rejected units are to be destroyed when notified by Bayer or, if notification is not promptly received, may be held at the expense and risk of Bayer for a period of 30 days, after which Melville may dispose of them in accordance with its SOP's. Melville will provide to Bayer documentation of any destruction of such units.

3.10 In the event (a) Bayer notifies Melville of any non-conformity or unsuitability of any unit of Bayer Input after the same has been accepted and pooled, or (b) Melville notifies Bayer of any non-conformity or unsuitability of a pool upon Melville's testing in accordance with the characteristics and specifications set forth in Schedules A through E, and the pool is thereby deemed unsuitable, then Bayer shall remain liable to Melville for the processing fees (liters of Bayer Input accepted and pooled multiplied by the Base Processing Fee then in effect) for such lot. Melville shall cooperate with Bayer in any reasonable efforts requested by Bayer to correct any deficiency attributable to such Bayer Input. If appropriate, and if requested by Bayer, any retesting, reprocessing, or additional processing and testing of the unsuitable pool shall be done by Melville at the sole cost and expense of Bayer.

3.11 Melville will be responsible for the storage and handling of Bayer Input as specified by Bayer, for pool testing as specified by Bayer and for the release testing of Intermediates and Albumin [Human] Bulk in accordance with Bayer's and Melville's release specifications schedule.

["****" indicates material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.]

                                   SECTION 4

                        BASE PROCESSING FEE/BASE YIELDS

4.1 Bayer shall pay Melville, as payment for the fractionation of the Bayer Input and in satisfaction of Bayer's rental obligation under the Lease, a Base Processing Fee equivalent to ******** per liter of plasma placed into process in 1995 and 1996, ******** per liter of plasma placed into process in 1997, ******** per liter of plasma placed into process in 1998, and ******** per liter of plasma placed into process in 1999 and ******** per liter of plasma placed into process during the two Renewal Periods, if applicable, subject to adjustment, offset and recoupment as provided below in this Section 4 and in
Section 12.2:

                                    BASE                         BASE YIELD
                                                                 ----------
                                    PROCESSING            Paste
MATERIAL                            FEE*                  Weight (g/L)       Protein
--------                            ----                  ------------       -------
Cryoprecipitate                     $******
        Recovered Plasma                                  ******             ******
        Source Plasma                                     ******             ******
IgG                                 $******

        Fraction II + III                                 ******
               or
        Fraction II + IIIw                                ******
Fraction IV-1                       $******               ******             ******
Albumin                             $******
        Fraction V                                        ******
               or
        Purified Fraction V                               ******
               or
        Albumin [Human] Bulk        ______                ******             ******
                                    SUM: $******

        Per Liter of Plasma Processed in 1995 and 1996. In 1997, the Sum of the product-specific Base Processing Fees shall be $****** and each of the product-specific Base Processing Fees shall be the 1996 Fee multiplied by ******. In 1998 and 1999 and each of the two Renewal Periods (if applicable), the Sum of the product-specific Base Processing Fees shall be $****** and each of the product-specific Base Processing Fees shall be equal to the 1996 Fee multiplied by ******.

Processing fees and rental payments will be assessed by Melville and adjusted, offset or recouped by Bayer, when necessary, in accordance with Sections 4.3 and
12.2. Adjustments in the processing fees and rental payments pursuant to Section
4.3 will be based on yields per liter of plasma (Bayer Input) processed ((i) for Intermediates, in accordance with paste weights in grams per liter; and (ii) for Albumin [Human] Bulk, in accordance with total protein content in grants per liter) and will be calculated based upon the relative dollar value, paste weight and protein content assigned to each material in the foregoing table. Bayer will also determine the quantity of the relevant, recoverable protein derived from the Intermediate pastes; if different than indicated above, Bayer and Melville personnel will work to improve the yield of the relevant protein.

The yields of recoverable protein as determined by Bayer may be audited by Melville, and when requested Bayer shall provide Melville with samples of dissolved pastes for confirmatory assay. Base Yields will be reviewed after any significant process changes are made and mutually agreed-to adjustments in Base Yields will be made as appropriate and as negotiated in good faith. The Base Yields specified above are for the Initial Term, except during the production of Conformance Lots and during the Start-Up Period which shall be subject to the provisions in Sections 3.1 and 4.3 respectively.

Bayer represents that the Base Yields listed above are the average yields achieved for the preceding 12 months, on a product-by-product basis, at Bayer's Clayton facility, such average yields taking into account losses incurred for any reason, including without limitation, losses due to contamination, re-work and spillage. Melville personnel shall have the right to audit Clayton yields throughout the Term. If actual Clayton average yields for the preceding 12 months are lower than indicated above, when processing Bayer plasma of comparable quality and, where applicable, using comparable purification methods, the Base Yield shall be lowered to reflect such average actual Clayton yield, on a product-by-product basis.

4.2 Melville and Bayer acknowledge (i) that the Base Processing Fee is based upon the Base Yields referenced above; (ii) that optimum yields of Intermediates from the Fraction II + IIIw and Fraction IV-1 in-process will not be obtained during the Start-Up Period; and (iii) that adjustments to the process procedures may result in additional improvements which cannot be forecast with any precision at this time. Melville covenants and agrees that it will make all reasonable efforts and otherwise cooperate with Bayer to maintain and, to the extent possible, increase yields, maintain product purity and institute Quality Control and Quality Assurance testing and analysis procedures in order to facilitate Bayer utilization of Intermediates and Albumin [Human] Bulk in its production process.

4.3 (a) During the Start-Up Period, Melville shall be paid the full Base Processing Fees for Intermediates and Albumin [Human] Bulk if the yields achieved are at least 85% of the Base Yields. If actual yields achieved fall below 85% of the Base Yields during the Start-Up Period, the payments to Melville will be reduced by that percentage represented by a fraction, of which the numerator is 85% minus the percentage yield actually achieved and the denominator is 85%. Bayer shall promptly notify Melville of such reduced yields and payments. Melville shall also be

["****" indicates material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.]

paid more than the amount called for by the Base Yields, in accordance with the formula set forth in Section 4.3(c), if the actual yields achieved exceed 100% of the Base Yields.

        (b) Following the Start-Up Period, if in any quarter Melville shall fail to achieve the Base Yields set forth above for the Intermediates or Albumin [Human] Bulk delivered under the Agreement, including by reason of losses due to production problems, then, after notice thereof from Bayer with appropriate supporting details, Melville shall make a lump sum payment to Bayer by an amount equal to the quarterly total processing fees charged for each such product multiplied by a percentage amount equal to 100% less the percentage of the Base Yields actually achieved.

        (c) Following the Start-Up Period, if in any quarter Melville shall exceed the Base Yields set forth above for the Intermediates or Albumin [Human] Bulk delivered under the Agreement, then Melville shall invoice Bayer for a lump sum payment to Melville equal to the quarterly total processing fees charged for each such product multiplied by a percentage amount equal to the percentage of Base Yields actually achieved less 100%.

        (d) For any annual period beginning on January 1, 1999 and for any annual period under either the First or Second Renewal Periods beginning on any subsequent January 1, the Base Processing Fees calculated in accordance with
Section 4.1 shall be adjusted, effective as of January 1 of the applicable calendar year, by that percentage represented by a fraction the numerator of which is the CPI (as defined below) on January 1 (or the first business day thereafter) of the applicable year and the denominator of which is the CPI on January 1, 1997 (or the first business day thereafter). For purposes of this Agreement, "CPI" shall mean the Consumer Price Index (U.S. City Average) as compiled by the Bureau of Labor Statistics, United States Department of Labor, which became effective in January 1978. If the United States Department of Labor ceases to compile and publish the CPI, the Parties will mutually agree upon a comparable Index.

4.4 During the Start-Up Period, Bayer and Melville shall evaluate the data as to actual yields and will jointly pursue efforts to isolate and identify procedural modifications to improve and enhance average yields of Intermediates and Albumin [Human] Bulk per liter of Bayer Input.

4.5 Bayer shall consult with Melville quarterly during the Term and cooperate and collaborate in efforts to refine procedures and improve yields and quality during the Term.

4.6 The Base Yields will remain fixed for the Initial Term. Processing Fees will be reviewed annually and adjustments, if any, will be made through mutual agreement.

4.7 Should any Bayer Input be rightfully rejected as unsuitable for production by Melville prior to the checking of individual units, due to obvious unacceptable shipping conditions, Bayer shall expedite the delivery of an equivalent amount of Bayer Input as a replacement.

4.8 Bayer shall provide Melville with a minimum of ******** liters of plasma, suitable for timely processing, in each of ******** during the Initial Term beginning with

["****" indicates material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.]

the Start-Up Period, as required by the Production Plan Rate specified in
Section 3.2, including modification thereof by mutual written agreement. During the First and Second Renewal Periods (if applicable), Bayer will provide Melville with a minimum quantity of Plasma in each of the ******** consistent with the Production Plan Rate established for the applicable Renewal Period pursuant to Section 3.2 of this Agreement (the "Renewal Period Weekly Minimum"). Subject to the provisions of Section 13 and provided there has not been an Event of Default under Section 12.1 and a termination under Section 12.2(a)(i) or a suspension under Section 12.2(a)(ii), if Bayer fails to provide Bayer Input at the Production Plan Rate, Bayer shall pay to Melville an amount equal to either ******** (during the Initial Term) or the Renewal Period Weekly Minimum (during either the First or Second Renewal Period), less the number of liters so delivered in a given week and on hand in inventory at the beginning of such week, multiplied by the Base Processing Fee then in effect. Unless otherwise mutually agreed, Melville shall reconcile and invoice Bayer on a monthly basis for the actual amount owed, if any, based on the formulation set forth in this section. Such payment shall be made within 30 days of Melville's invoice therefor.

                                   SECTION 5

                     PAYMENT TERMS AND INVOICE PROCEDURES

5.1 Melville shall invoice Bayer for all lots processed at the time of notice provided in Section 6.3. All Melville invoices may be verified by Bayer by the reports provided for in Section 8.2.

5.2 All invoices for charges or credits incurred under this Agreement are to be submitted to Bayer and to Melville at the following addresses:

        Bayer Inc.                                 Melville Biologics, Inc.
        Attention: Ms. Sandra Capps                Attention: Controller
        Accounts Payable                           155 Duryea Road
        P. O. Box 507                              Melville, New York 11747
        Clayton, North Carolina 27520

5.3 All invoices, whether from Bayer to Melville or from Melville to Bayer, shall be due and payable net 30 days from the invoice date, with interest payable thereafter, at the then current prime or base rate, as announced by Citibank, N.A.. plus 2%.

5.4 In the event that Bayer makes any payment by recoupment or offset, Bayer will so notify Melville and include with its payment a statement indicating the amount of, and reason for, any such recoupment or offset.

5.5 In the event that amounts due from Melville to Bayer at any time under this Agreement or otherwise exceed amounts due from Bayer to Melville, Bayer will, in conformance with the provisions of this Section 5, bill Melville for the amount of such excess.

["****" indicates material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.]

                                   SECTION 6

                             DELIVERY/RISK OF LOSS

6.1 All Intermediates and Albumin [Human] Bulk shall be delivered by Melville, FOB its loading dock, Melville, New York.

6.2 Melville shall notify Bayer monthly of all Intermediates and Albumin [Human] Bulk processed from Bayer Input, such notice to include the release status.

6.3 Upon completion of processing, including required release testing, Melville shall provide notice to Bayer by mail or by facsimile of all lots of Intermediates and Albumin [Human] Bulk available for delivery. Bayer shall arrange for the pick up and shipping of all such tendered Intermediates and Albumin [Human] Bulk not later than 30 days for Intermediates and seven days for Albumin [Human] Bulk after the giving of such notice. In the event the arrangements are not timely made or for any other delay in acceptance by Bayer not otherwise attributable to Melville, Melville shall store the delivered Intermediates and Albumin [Human] Bulk upon commercially reasonable terms and conditions to be agreed to by the parties. If storage is unavailable to Bayer at the Melville facility, Bayer shall make its own arrangements for storage of the material at alternate FDA approved locations and for transportation thereto.

6.4 (a) The parties agree that Bayer shall bear the risk of loss to the Bayer Input until the shipment is received in acceptable condition in accordance with Melville's SOP's from the common carrier at the Melville receiving dock. The risk of loss to the Bayer Input or the Intermediates or Albumin [Human] Bulk derived therefrom due to casualty, spoilage, loss, theft, fire, damage or destruction shall be borne by Melville after the shipment of Bayer Input is delivered to Melville by the common carrier and until delivery is tendered to Bayer and until the Intermediates and Albumin [Human] Bulk are placed in the care, custody and control of a common carrier under contract to Bayer for transporting to Bayer's facility in Clayton, North Carolina, or a storage location arranged for by Bayer. Bayer shall bear the risk of loss to the Intermediates and Albumin [Human] Bulk thereafter.

        (b) Except as otherwise provided in Section 3.10, in the event of the loss of a plasma pool which is nonrecoverable by re-work and which results in the loss of all Intermediates and Albumin [Human] Bulk in process or to be processed from the Bayer Input from such lost pool ("a Catastrophic Loss"), Melville shall compensate Bayer for the damages attributable to the Catastrophic Loss as follows: (i) if the plasma pool loss is attributable to Melville's negligence, Melville shall compensate Bayer at the rate of ******** per liter, for the liters of Bayer Input so lost; or (ii) if the plasma pool is lost for any other reason, Melville shall compensate Bayer at the then-current value of the plasma, for the liters of Bayer Input so lost. Bayer Input involved in a Catastrophic Loss shall not be used in the calculation of Base Yield.

["****" indicates material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.]

6.5 Melville represents and agrees that it maintains a policy of insurance with coverage for casualty, spoilage, loss, theft, fire, damage or destruction to personal property of others in its care, custody and control with limits of at least ******** per loss occurrence and per year and a deductible of not more than ********; that the policy will show Bayer as an additional insured on such policy of insurance; that such insurance will not be reduced (except by payment of loss), cancelled or terminated during the Term; and that the insurer will agree to give Bayer at least 15 days' notice prior to the cancellation, reduction (except by payment of loss) or termination of such polices of insurance.

6.6 Each party represents and agrees that it maintains a policy of insurance for liability coverage for injury or death to persons with limits of at least ******** per loss occurrence and a deductible of not more than ********; that the policy will show the other party as a loss/payee on such policy; that such insurance will not be reduced (except by payment of loss), cancelled or terminated during the Term; and that the insurer will agree to give the other party at least 15 days' notice prior to the cancellation, reduction (except by payment of loss) or termination of such policies of insurance.

                                   SECTION 7

               DISPOSITION OF RESIDUAL FRACTIONS AND PRECIPITATE

7.1 The Bayer Input and all residuals of the Bayer Input shall remain the property of Bayer and Bayer shall retain title to all such property. Melville shall not use, transfer or dispose of the Bayer Input in any fashion except as contemplated by this Agreement or upon the express written consent of Bayer. Bayer Input will at all times be traceable and identifiable (by labels, signs or other appropriate means as required by law). Furthermore, upon request, Melville will execute Financing Statements or Continuation Statements to be filed by Bayer relating to the Bayer Input.

7.2 After processing Intermediates and Albumin [Human] Bulk, Melville shall dispose of any such residuals in accordance with Bayer's approved SOP's unless directed otherwise by Bayer. If so directed, Melville shall hold all residuals for the account of and at the expense and risk of Bayer.

7.3 Anything in the foregoing to the contrary notwithstanding, Melville shall have the right to prepare samples solely for the purpose of (i) ascertaining conformance with agreed-upon release specifications, (ii) ascertaining yields of Intermediates and Albumin [Human] Bulk and (iii) ascertaining product characteristics for any other purpose set forth in this Agreement from all material processed by it in accordance with its SOP's and release procedures and to retain such samples. In addition, Melville shall prepare and furnish samples to Bayer in accordance with the provisions of Schedules A through E.

["****" indicates material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.]

                                   SECTION 8

                              RECORDS AND REPORTS

8.1 Melville shall maintain accuracy records of Bayer Input received, accepted, processed, in storage, and delivered by Melville, laboratory testing reports, assays, correspondence and other documents concerning lot releases as provided in Melville SOP's. Such records shall be available for examination by duly authorized representatives of Bayer upon request. Duly authorized representatives of Bayer shall, during Melville's normal business hours, have the right to conduct at Bayer's expense physical inventories to confirm accuracy of records. Any such inventory may be conducted only after forty-eight (48) hours' prior written notice to Melville.

8.2 Melville shall furnish Bayer, on forms specified by Bayer, with monthly reports as to the Bayer Input in raw material inventory, in-process and delivered.

                                   SECTION 9

                                  WAREHOUSING

9.1 All Intermediates and Albumin [Human] Bulk shall be stored by Melville under conditions conforming to FDA and Bayer requirements. All Intermediates shall be stored at ******** or colder, in a freezer with a validated temperature monitoring system pending pickup by Bayer. Albumin [Human] Bulk containers shall be stored at ********.

                                  SECTION 10

                                CONFIDENTIALITY

10.1 All Melville Confidential Information disclosed to Bayer by Melville or any parent, subsidiary or affiliated organization of Melville during the Term is disclosed in reliance on Bayer's agreement hereby to treat all such information in the strictest confidence. Bayer shall refrain from using, communicating or disclosing Melville Confidential Information to any person or entity without the prior written consent of Melville, except as provided herein or as required by law or regulation. "Melville Confidential Information" shall include all proprietary or trade secret information pertaining to Intermediates and Albumin [Human] Bulk and the business or property of Melville, its Parents, subsidiaries or affiliated entities that is not in the public domain (unless in the public domain due to a breach by Bayer of its obligations hereunder).

Bayer shall designate the persons who shall receive any of the information to be disclosed to it by Melville or its parents, subsidiaries or affiliates pursuant to this Agreement and, prior to disclosure to such persons, such persons shall execute similar confidentiality agreements with Melville, and such persons will be entitled to use the Melville Confidential Information in connection with the transaction contemplated by this Agreement, including during the period of any Bayer Takeover.

Bayer shall keep the Melville Confidential Information secret and confidential from all persons not so designated.

10.2 Bayer acknowledges that in the event of a breach by it or any person designated by it of any obligation under or pursuant to Section 10.1, the injury to Melville would not be reparable in damages and that Melville shall be entitled to all relief in equity, including injunctive relief.

10.3 All Bayer Confidential Information disclosed to Melville by Bayer or any parent, subsidiary or affiliated organization of Bayer during the Term is disclosed in reliance upon Melville's agreement hereby to treat all such information in the strictest confidence. Melville shall refrain from using, communicating or disclosing Bayer's Confidential Information to any person or entity without the prior written consent of Bayer, except as provided herein or as required by law or regulation. "Bayer Confidential information" shall include all proprietary or trade secret information pertaining to Intermediates and Albumin [Human] Bulk and the business or property of Bayer, its parents, subsidiaries or affiliated entities that is not in the public domain (unless in the public domain due to a breach by Melville of its obligations hereunder).

Melville shall designate the persons who shall receive any of the information to be disclosed to it by Bayer or its parents, subsidiaries or affiliates pursuant to this Agreement and, prior to disclosure to such persons, such persons shall execute similar confidentiality agreements with Bayer, and such persons will be entitled to use the Bayer Confidential Information to perform Melville's obligations under this Agreement. Melville shall keep the Bayer Confidential Information secret and confidential from all persons not so designated.

10.4 Melville acknowledges that in the event of a breach by it or any person designated by it of any obligation under or pursuant to Section 10.3, the injury to Bayer would not be reparable in damages and that Bayer shall be entitled to all relief in equity, including injunctive relief.

10.5 Both parties represent and acknowledge that these confidentiality provisions do not contemplate or implicitly or explicitly authorize any disclosures or agreement that would be prohibited under the antitrust laws of the United States or of any state.

10.6 The obligations of confidentiality and non-use set forth in this Section 10 shall continue in effect for two years following the expiration of the Term, including any extensions or renewals thereof.

                                  SECTION 11

                                  WARRANTIES

11.1 Melville warrants (a) that all Bayer Input accepted for processing pursuant to this Agreement shall be stored and handled in compliance with applicable FDA regulations, and (b) that all Intermediates and Albumin [Human] Bulk processed therefrom (i) shall conform to the specifications set forth in Schedules A through E as may be revised by mutual agreement, and (ii) shall be processed, stored, tested, packaged, labeled and shipped in compliance with CGMP'S and all other applicable FDA regulations, including standards, practices, procedures and directives, requirements and specifications stated or referred to therein. This Warranty shall not apply to any defect or other unfitness attributable in whole or in part to the Bayer Input.

11.2 Bayer warrants that all plasma supplied hereunder shall be collected, tested, labelled, stored and handled by Bayer in compliance with CGMP'S and all other applicable FDA regulations, including standards and methods, practices, procedures and directives, requirements and specifications stated or referred to herein.

                                  SECTION 12

                             DEFAULT; TERMINATION

12.1 The occurrence of any of the following events constitutes an Event of Default under this Agreement:

        a. Melville fails to commence the Start-Up Period on or before July 1, 1996.

        b. Melville materially fails to perform its obligations to process Bayer Input in accordance with this Agreement and fails to commence a cure of said failure within 30 days and to complete such cure within 90 days following notice thereof.

        c. Melville materially fails to conform to a continued program for protection of Bayer Input once in Melville's possession and fails to commence a cure of said failure within 30 days and to complete such cure within 90 days following notice thereof.

        d.     Melville fails to maintain the insurance coverage referenced in
               Section 6.5 and fails to cure said failure within 10 days.

        e. Melville sells the fractionation facility without giving Bayer the Right of First Refusal provided for in Section 16.

        f. Melville materially breaches any of its other material obligations imposed by this Agreement and fails to cure said material breach within 90 days following notice thereof.

        g. Melville's establishment and/or product licenses under which the Intermediates and Albumin [Human] Bulk are processed are revoked or suspended by the FDA or state authorities because of material compliance failures by Melville, and (i) Melville elects not to appeal such revocation or suspension, or (ii) Melville fails to cure said license revocation or suspension within 90 days; provided, however, that

               Melville shall not be in default hereunder so long as Melville has commenced the process of reinstating such license(s) within such 90-day period and is diligently pursuing the same to completion (a "Compliance Default").

        h. Melville shall default in its obligations under the Loan Documents (excluding therefrom the Reimbursement Agreement and the Mortgage), and such default shall continue after all applicable notice and cure1568Xperiods.

        i.     An Event of Default as defined in the Mortgage.

        j.     A default as defined in the Reimbursement Agreement.

        k. Any representation or warranty of Melville contained in this Agreement shall be materially false.

        l. Melville shall fail to perform its material obligations under the Lease or Sublease and the same shall remain uncured 30 days after receipt by Melville of notice thereof; provided, however, if such matter cannot reasonably be cured within 30 days, Melville shall not be in default hereunder so long as Melville has commenced a cure within such 30-day period and is diligently pursuing the same to completion.

        m. Melville files or has filed against it any petition for relief under any Chapter of the United States Bankruptcy Code or any other or similar state or federal insolvency law, or a receiver, custodian, trustee or assignee for the benefit of creditors is appointed for Melville or any part of Melville's assets; provided, however, a petition filed against Melville shall only become a default if it continues unstayed and in effect for a period of 60 days.

12.2 (a) If an Event of Default has occurred and is continuing, then Bayer may, at its option, either (i) terminate the Term; or (ii) suspend its obligations hereunder, including suspension of payments for fractionation, during such continuation, or (iii) notify Melville that Bayer will take over operation of the processing of Bayer Input at Melville's fractionation facility, using any combination of Bayer's and Melville's personnel as is appropriate ("Bayer Takeover") for the balance of the Term, including any renewals or extensions thereof.

        (b) In the event of a Bayer Takeover as a result of a Compliance Default, Melville shall, at Melville's expense, use its reasonable efforts to appeal such revocation or suspension and/or to correct the problems giving rise to the Compliance Default and insofar as possible, and subject to FDA approval, to permit Bayer to continue to process Bayer Input at Melville's fractionation facility.

        (c) Nothing contained in this Section 12 shall preclude Bayer from utilizing any remedy for an Event of Default by Melville, whether specified in this Agreement or any other agreement or now or hereafter existing at law or in equity.

        (d) Effective upon a Bayer Takeover, Melville will permit Bayer to conduct Processing and Fractionation Operations, as defined in the Reimbursement Agreement, under (i) subject to FDA approval, all licenses and permits now held by, or hereafter issued to, Melville and necessary or appropriate to process Bayer Input at Melville's fractionation facility, (ii) all such contracts as Bayer may specify relating to the processing of Bayer Input at Melville's fractionation facility, and (iii) all patents and patent applications and the inventions and improvements therein disclosed, all trade secrets, business secrets, know-how, show-how and other information and any and all tangible embodiments thereof and any other intellectual property rights of Melville used in the processing of Bayer Input at Melville's fractionation facility. Bayer will have no obligation to assume any pre-existing liability of Melville, and, if Bayer does assume any such liability, Bayer will be entitled to reimbursement (including by way of offset or recoupment from amounts otherwise owed by Bayer to Melville) for any direct or indirect expense paid or incurred by Bayer in connection with such assumed liability.

        (e) To the extent that Melville's compliance with Section 12.2(d) would constitute a breach of any such contract, license or permit, unless the consent, waiver or approval of another party thereto has been obtained, this Agreement shall not constitute any such assignment or agreement to assign unless and until such consent, waiver or approval is obtained. Melville agrees to continue to use its reasonable efforts to obtain all such consents as have not been obtained prior to the date of a Bayer Takeover and further agrees to cooperate with Bayer after the date of a Bayer Takeover in any reasonable arrangement (such as subcontracting, sublicensing or subleasing) designed to provide for Bayer, on terms no less favorable than Melville is entitled to, the benefits under the applicable contract, license or permit of any and all rights of Melville thereunder.

        (f) In the event of a Bayer Takeover, Melville hereby offers to sell to Bayer any supplies, inventory, raw materials or other items not included as Demised Premises under the Lease and used solely in the Processing and Fractionation Operations, at Melville's cost for any such item. Bayer will have no obligation to purchase any such item, and nothing contained in this Section 12.2(f) shall be construed to limit or restrict Bayer's rights as a secured party under any Loan Document with respect to any such item.

        (g) In the event of a Bayer Takeover, Melville, at the reasonable request of Bayer, agrees to execute and deliver such instruments, documents and other writings and in general to cooperate in taking such actions as may be necessary or desirable to confirm, carry out and effectuate fully the intent and purposes of this Section 12.2.

        (h) In the event of a Bayer Takeover, during the Bayer Takeover and after commencement of processing by Bayer of Bayer Input, Bayer shall continue to be responsible for payment to

Melville for processing of Intermediates and Albumin [Human] Bulk at the Base Processing Fees and at the Production Plan Rate volumes (provided, however, that, notwithstanding anything to the contrary in Section 4.8, Bayer shall only be required to pay for the volumes actually processed if such volumes are less than the Production Plan Rate volumes, so long as Bayer is using its best efforts to utilize the available fractionation capacity fully to meet the Production Plan Rate volumes), and consistent with all other terms and conditions as set forth in this Agreement, but Bayer shall first deduct therefrom and pay all expenses of employees, vendors and suppliers and other reasonable direct and indirect expenses related to the processing operations for Bayer Input, including without limitation, any reasonable expenses Bayer may incur in performing Melville's obligations under the Lease. All payments net of all expenses, and after recoupment of all other amounts due Bayer by Melville (whether arising under this Agreement or otherwise), shall be paid to Melville or as Melville shall direct.

12.3    In the event of a Bayer Takeover, Bayer shall:

        (a) Subject to reimbursement under Section 12.2(h), arrange for, pay as and when due and payable, all charges for, and use its best efforts to ensure, the uninterrupted provision of heating, ventilation, air conditioning, refrigeration, fuel, gas, electricity, water (including water for injection), sewerage, telephone, rubbish removal, security services, and any and all other utility services to the Common Areas and to Lessor's Retained Areas, as defined in the Lease.

        (b) Subject to reimbursement under Section 12.2(h), make and pay for all maintenance and repairs necessary to conduct the Processing and Fractionation Operations;

        (c) Indemnify and hold Melville harmless from and against any and all claims, demands, liabilities and expenses, including reasonable attorneys' fees, related to any negligence or willful misconduct in Bayer's conduct of the Processing and Fractionation Operations.

        (d) Comply in all material respects with all laws relating to the (i) Processing and Fractionation Operations and (ii) the use of Melville's facility and with all terms of Melville's FDA establishment and product licenses

12.4 If Bayer elects a Bayer Takeover pursuant to Section 12.2 and commences implementation of a Bayer Takeover, such Bayer Takeover will terminate at the expiration of the Term.

12.5 If Bayer materially breaches any of its representations, warranties, obligations or responsibilities hereunder, Melville, at its option, may terminate the Term by giving Bayer 90 days' prior written notice of termination; provided, however, that if Bayer cures such breach within 90 days after receipt of such written notice, the Term shall remain in effect. If Bayer fails to cure such breach and Melville terminates the Term, Bayer shall pay to Melville as liquidated damages in respect of future processing fees hereunder and future rentals under the Lease, and not as a penalty, the balance of the payments that would be otherwise due if the Term had not been so terminated and processing operations had continued, based on the Base Processing Fee then in effect and the Production Plan Rate. Such payments will be made on the first day of each month through the month during which the Term would have expired absent any early termination thereof.

                                  SECTION 13

                                FORCE MAJEURE;
                       FAILURE OF PRESUPPOSED CONDITIONS

13.1 In the event that (i) (A) Melville's establishment and/or product licenses under which the Intermediates and Albumin [Human] Bulk are processed shall be revoked or suspended by the FDA for reasons other than a Compliance Default as defined in Section 12. 1(g) or should state authorities take action to close the Melville fractionation facility or terminate its operation for such reasons, and (B) the parties are unable to cause reinstatement of such establishment and/or product licenses or the issuance of new establishment and/or product licenses or to cause state authorities to permit reopening of Melville's fractionation facility within a reasonable period of time, or (ii) all or a portion of Melville's facility at 155 Duryea Road, Melville, New York, is taken by any government or public authority under the power of eminent domain or conveyed in lieu thereof, or is damaged such that in Melville's reasonable judgement it is impracticable to resume the processing of Bayer Input at such facility, the Term shall automatically terminate, without penalty to any party, and neither Melville nor Bayer shall be further liable to the other under this Agreement except for obligations and liabilities incurred prior to such termination and except as set forth in Sections 10 and 14. All Bayer Input shall to the extent possible be returned to Bayer in accordance with its written instructions to Melville.

13.2 If either party shall be delayed, interrupted or prevented from the performance of any obligations under this Agreement (other than for the payment of monies otherwise accrued or owing) by reason of any act of God, fire, flood, war (declared or undeclared), disaster, strike, labor difficulty or any other cause beyond the control of such party, then that party shall not be liable to the other for the failure in performance. The affected party shall notify the other immediately upon the occurrence of the condition causing the inability to perform or rendering performance impracticable, and shall similarly provide immediate notice to the other party upon the termination of the condition.

                                  SECTION 14

                                INDEMNIFICATION

14.1 Bayer shall indemnify and hold harmless Melville and its parent, subsidiaries and affiliated entities and the officers, directors, employees and shareholders thereof, from any and all liability to any third parties and reasonable attorney fees, costs and expenses they may incur as a result of (i) any defects, impurity, nonconformity to specifications, or noncompliance with any applicable regulations, including CGMP'S, in the Bayer Input; (ii) improper handling by Bayer of the

Intermediates and Albumin [Human] Bulk; (iii) negligence or willful misconduct by Bayer or any of its officers, employees or agents; (iv) defects in product design or product specification; or (v) advertising, promotion, marketing or sale by or for Bayer of products manufactured from Intermediates or Albumin [Human] Bulk.

14.2 Melville shall indemnify and hold harmless Bayer, its parent, subsidiaries and affiliated entities and the officers, directors, employees and shareholders thereof, from any and all liability to any third parties and reasonable attorney fees, costs and expenses they may incur as a result of (i) any defects, impurity, nonconformity to specifications, or noncompliance with any applicable regulations, including CGMP'S, in the Intermediates or Albumin [Human] Bulk caused by Melville; (ii) improper handling of the Bayer Input, Intermediates and Albumin [Human] Bulk by Melville; or (iii) negligence or willful misconduct by Melville or any of its officers, employees or agents.

                                  SECTION 15

                         GENERAL TERMS AND CONDITIONS

15.1 All waivers by any party must be explicitly in writing. A failure of either party to enforce any breach or default shall not be construed as a waiver of such breach or default, and a waiver of any single breach or default shall not constitute a waiver of any subsequent breaches or defaults.

15.2 In the event that one or more portions of this Agreement shall be deemed invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement may be enforced in accordance with its terms and such invalidity or unenforceability shall not impair the enforceability of any other sections of this Agreement.

15.3 Neither Melville nor Bayer shall assign any of its rights under this Agreement, nor delegate any of its obligations to any other person or entity except with the prior written consent of the other party, which consent shall not be unreasonably withheld. However, (a) Bayer shall have the right to assign its rights and obligations to a successor in interest should Bayer's parent company decide to change the name of its subsidiary in the United States or assign the assets of the subsidiary to a newly-formed subsidiary company; and
(b) Melville shall have the right to assign its rights and obligations to a party (or parties) assuming ownership or control of fifty percent (50%) or more of Melville's common stock; provided, however, that Melville shall have given Bayer notice in advance of any such transaction.

15.4 Any notice, request, instruction or other document to be given hereunder by either of the parties hereto shall be in writing and delivered personally, or sent by certified mail, facsimile transmission or other provable means, to the following addresses or such other address for the purposes of notification as one party may, by written notice, give to the other. It shall be deemed complete upon receipt.

        To Melville:     Melville Biologics, Inc.
                         155 Duryea Road
                         Melville, New York 11741
                         Attention: Thomas R. Ostermueller
                         Phone Number: (516) 752-7339
                         Facsimile Number: (516) 752-8754

        To Bayer:        Bayer Corporation
                         Pharmaceutical Division
                         Biological Products
                         400 Morgan Lane
                         West Haven, Connecticut 06516
                         Attention: Law Department
                         Phone Number: (203) 937-2401
                         Facsimile Number: (203) 937-2795


15.5 This Agreement shall be construed and enforced in accordance with the laws of the State of Connecticut.

15.6 The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between executives. Except for matters governed by Section 15.10 with respect to which Bayer may seek specific performance or other equitable remedies at any time, if the matter has not been resolved within 60 days of a party's request for negotiation, either party may initiate a resolution of the dispute in accordance with the rules of the American Arbitration Association ("AAA"). AAA costs shall be split evenly between the parties. Each party shall bear its own costs for attorneys, experts, witnesses and other related fees.

15.7 This Agreement, the Lease, the Sublease and the Loan Documents and the exhibits and schedules to each such document (including without limitation the Reimbursement Agreement and the Mortgage) constitute one single agreement between Bayer and Melville, although they have been executed as separate documents for convenience and ease of reference, and together such documents constitute the complete and entire agreement between the parties hereto with respect to the transactions contemplated herein and supersede all previous written or oral negotiations, commitments, memoranda, understandings and any prior agreement between Bayer and Melville or their parents, subsidiaries or affiliated entities concerning their subject matter.

15.8 Bayer agrees and acknowledges for the benefit of Melville and of the sole stockholder of Melville, the New York Blood Center, Inc., a New York Corporation ("NYBC"), that NYBC shall not be obligated for or liable in respect of any of the obligations or liabilities of Melville under, or for any breach by Melville of, this Agreement, the Lease, the Sublease and the Loan Documents and the exhibits and schedules to each such document (including without limitation the Reimbursement Agreement and the Mortgage). Bayer agrees and acknowledges for the benefit of Melville and of NYBC that NYBC has not in any way induced Bayer to enter into this Agreement.

15.9 This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

15.10 Melville agrees that the subject matter of Sections 12.2 and 16.1 is unique, that damages would not be a sufficient remedy to Bayer for a breach by Melville of Section 12.2 or 16.1 and that Bayer will have the right to seek specific performance or other equitable relief in enforcing Melville's obligations under Section 12.2 or 16.1.

                                  SECTION 16

                  OPTION TO PURCHASE / FIRST RIGHT OF REFUSAL

16.1 During the term of this Agreement, should Melville receive a valid viable offer from a third party for purchase of Melville's facility or for the purchase of all or any portion of Melville's assets necessary for the Processing and Fractionation Operations (and not including a sale/leaseback or lease/leaseback arrangement for the purpose of obtaining financing or favorable tax benefits, including without limitation a conveyance to an Industrial Development Authority or other similar governmental or quasi-governmental authority), Melville shall so inform Bayer in writing, stating the name of the third party and the terms on which the third party proposes to purchase the facility or such assets. Bayer shall have 60 days from receipt of Melville's written notice to purchase the facility at the price and on the other terms tendered by such third party; provided, however, that in the event that the third party proposes to purchase the facility or such assets other than for cash (either at closing or on a deferred basis), Bayer will have the right to purchase the facility or such assets for cash in an amount equal to the fair market value of such non-cash payment as determined in good faith by Bayer and Melville, payable at the same time as payment other than for cash is proposed by the third party; and, provided, further that such 60-day period shall be extended in the event of any dispute between Bayer and Melville relating to this right of first refusal, for a period of 20 days following resolution of such dispute. Bayer shall have the right in such circumstance to examine, and Melville shall have the obligation to furnish to Bayer, (i) documentation sufficient to establish the credibility and amount of such third party offer and
(ii) such materials relating to Melville and its operations and financial condition as Bayer may reasonably request. If Bayer does not exercise the option granted to it pursuant to this Section 16.1, Melville will have the right to sell the facility or such assets to the third party identified in the notice to Bayer at the price and on the terms specified in such notice; provided, that such third party shall expressly assume Melville's obligations under this agreement, the Lease, the Sublease and, if Bayer consents, under the Reimbursement Agreement. Nothing contained in this Section 16.1 shall be construed to limit or restrict Bayer's rights as a secured party under the Reimbursement Agreement, the Mortgage or any other Loan Document.

                                  SECTION 17

                       OTHER AMENDMENTS AND RATIFICATION

17.1. Bayer and Melville hereby stipulate and agree that the references to "Custom Processing Agreement," "Agreement for Custom Processing" or "Processing Agreement" in each of the following Agreements or documents to which one or both of them are a party (collectively, the "Other Agreements") are hereby amended to mean this Amended and Restated Agreement for Custom Processing, dated as of __________ ___, 1996, and all references to "Miles Inc" or "Miles" in any of the Other Agreements are hereby amended to mean "Bayer Corporation" or "Bayer":

(a) Letter Agreement for $10,000,000 Term Loan, by and between PNC Bank, N.A. and Melville Biologics, Inc., dated February 7. 1995

(b) Term Note for $10,000,000 from Melville Biologics, Inc. in favor of PNC Bank, N.A.

(c) Guaranty Agreement of Miles Inc. in favor of PNC Bank, N.A., dated February 7, 1995.

(d) Reimbursement and Security Agreement, by and between Miles Inc. and Melville Biologics, Inc., dated February 7, 1995.

(e) Mortgage, Security Agreement and Fixture Filing, from Suffolk County Industrial Development Agency and Melville Biologies, Inc. to Miles Inc., dated as of February 15, 1995 (as recorded in the Suffolk County, New York, Clerk's Office in Liber 18919, Page 642).

(f) Lease Agreement, from Melville Biologics, Inc. to Miles Inc., dated February 7, 1995.

(g) Memorandum of Lease (as recorded in Suffolk County, New York, Clerk's Office in Liber 11714, Page 396).

(h) Sublease Agreement, from Miles Inc. to Melville Biologics, Inc., dated February 7, 1995.

(i) Memorandum of Sublease (as recorded in Suffolk County, New York, Clerk's Office in Liber 11714, Page 397.

(j)     Financing Statements filed by Miles Inc. against Melville Biologics,
        Inc.

(k) Facility Lease Agreement, by and between Suffolk County Industrial Development Agency and Melville Biologics, Inc., dated as of February 15, 1995.

(l) Letter Agreement, between Miles, Inc. and Melville Biologics, Inc., dated February 6, 1995 (regarding approval of future advances under the PNC Bank Term Loan).

Except as amended above, each of the parties hereby ratifies and confirms that all of the Other Agreements are and remain in full force and effect in accordance with their respective terms. The parties further agree to execute and deliver to the other party or file any and all other instruments, documents or statements, including but not limited to financing statements, amendments to mortgages, amended or supplemental memoranda of leases or any other item, reasonably requested or deemed necessary by the other party to fully document and perfect the amendments reflected in this Agreement or otherwise preserve or protect the parties' rights or obligations.

        IN WITNESS WHEREOF, this Agreement has been executed the day and year first above written.

MELVILLE BIOLOGICS, INC.


By:   /s/ Thomas R. Ostermueller
   ---------------------------------

Its:   President and CEO
    --------------------------------



BAYER CORPORATION
PHARMACEUTICAL DIVISION
BIOLOGICAL PRODUCTS


By: /s/ Jack Ryan
   ----------------------------------------

Its: Vice President, Commercial Development
     ---------------------------------------

["****" indicates material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.]

Schedule A         Cryo Release Specifications

      **************************************************************************
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*********************** [3 pages omitted] ************************************
*******************************************************************************
*******************************************************************************
*******************************************************************************
*******************************************************************

["****" indicates material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.]

Schedule B-1       Fraction II + III Paste Release Specifications

      **************************************************************************
*******************************************************************************
*******************************************************************************
*******************************************************************************
*******************************************************************************
*********************** [3 pages omitted] *************************************
*******************************************************************************
*******************************************************************************
*******************************************************************************
*******************************************************************

["****" indicates material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.]

Schedule B-2       Fraction II + IIIw Paste Release Specifications

      **************************************************************************
*******************************************************************************
*******************************************************************************
*******************************************************************************
*******************************************************************************
*********************** [4 pages omitted] *************************************
*******************************************************************************
*******************************************************************************
*******************************************************************************
*******************************************************************

["****" indicates material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.]

Schedule C         Fraction IV-1 Paste Release Specifications

      **************************************************************************
*******************************************************************************
*******************************************************************************
*******************************************************************************
*******************************************************************************
*********************** [3 pages omitted] *************************************
*******************************************************************************
*******************************************************************************
*******************************************************************************
*******************************************************************

Schedule D-1       Fraction V Paste Release Specifications

(To be provided at a future date, if necessary)

["****" indicates material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.]

Schedule D-2       Purified Fraction V Paste Release Specifications

      **************************************************************************
*******************************************************************************
*******************************************************************************
*******************************************************************************
*******************************************************************************
*********************** [5 pages omitted] *************************************
*******************************************************************************
*******************************************************************************
*******************************************************************************
*******************************************************************

Schedule E         Albumin [Human] Bulk Release Specifications

(To be provided at a future date, if necessary)

["****" indicates material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.]

Schedule F         Miles Input - Shipment Procedures

      **************************************************************************
*******************************************************************************
*******************************************************************************
*******************************************************************************
*******************************************************************************
*********************** [4 pages omitted] *************************************
*******************************************************************************
*******************************************************************************
*******************************************************************************
*******************************************************************